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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         For the month of May, 1996


                                 ISRAMCO, INC.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                            (State of Incorporation)

             800 Fifth Avenue, New York, New York 10021  Suite 21-D
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                    (Address of principal executive offices)

                                  212-888-0200
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                               (Telephone number)

                        0-12500                    13-3145265
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                   Commission File No.          IRS Employer ID No.


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Item 5.          Other Events.

                 A. Mr. Haim Tsuff, a resident of the Netherlands, has been named Chairman of the Board of Directors of Isramco, Inc. replacing Dr. Joseph Elmaleh, who resigned in April, 1996. Mr. Tsuff has been a director of Isramco, Inc. since January 8, 1996 and served as Chairman of the Board of Passport, Ltd. a public company whose shares are traded on the Tel Aviv Stock Exchange, and a Director of Isramco Oil & Gas, Ltd., a wholly owned subsidiary of Isramco, Inc.
                 In addition, Daniel Avner, a resident of Frankfurt, Germany, has become a member of Isramco's Board of Directors, filling the vacancy caused by the resignation of Dr. Elmaeleh.
                 B. The litigation commenced in Israel in December, 1990 against Tyfoon Contractors, Ltd. (the "Diving Contractors for the Negev 2 Venture") and others including the Company in connection with an accident which occurred on January 28, 1990 at the Yam well site, has been settled along with the 1995 claim by the National Insurance Institute. The Plaintiff, together with the National Insurance Institure will receive an amount of $1,875,000 from all parties involved. The insurance company of the Defendants will pay the entire settlement amount except for approximately $21,000. The Company's share of the uncovered settlement amount is approximately $600.

Item 7.          Exhibits.

                 None







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Isramco, Inc.
                                        (registrant)

  May 6, 1996                           By: /s/ Danny Toledano
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     (date)                                 Danny Toledano
                                            President





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